UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 19, 2011

CATALYST HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31014	52-2181356
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 King Farm Boulevard Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 548-2900

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2011, the Board of Directors for Catalyst Health Solutions, Inc. (the “Company”) appointed Timothy Pearson to serve as Chief Financial Officer and Executive Vice President effective August 22, 2011. Mr. Pearson, age 43, currently serves as Chief Financial Officer and Executive Vice President of MedImmune, the global biologics business for AstraZeneca PLC, where he has functional responsibility for finance, information technology, strategic planning and governance and is a member of MedImmune’s Executive Team. Mr. Pearson joined MedImmune in 1998 and prior to his promotion to Chief Financial Officer in 2007, was Vice President of Finance and Treasurer with responsibility for treasury, corporate finance, tax, risk management, Sarbanes-Oxley compliance, internal audit and equity plan administration. During his tenure at MedImmune, Mr. Pearson raised over $1.6 billion in debt and was a key leader in M&A transactions and related post acquisition integration, including the $500 million acquisition of U.S. Bioscience and the $1.6 billion acquisition of Aviron. Mr. Pearson is a founding officer and investment committee member of MedImmune Ventures and Chairman of MedImmune’s Business Excellence Team.

Item 7.01. Regulation FD Disclosure.

On July 19, 2011, the Company issued a press release. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release dated July 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST HEALTH SOLUTIONS, INC.

Date: July 19, 2011	By:	/s/ David T. Blair
Name: David T. Blair

Title: Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 19, 2011

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